UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _____)

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ANWORTH MORTGAGE ASSET CORPORATION
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On April 16, 2020, Anworth Mortgage Asset Corporation issued the following press release regarding the change in the venue of its 2020 Annual Meeting of Stockholders to a strictly virtual meeting format that will be conducted live over the Internet.

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ANWORTH ANNOUNCES CHANGE IN FORMAT FOR ITS
2020 ANNUAL MEETING OF STOCKHOLDERS

Meeting to be strictly virtual due to COVID-19 pandemic

SANTA MONICA, California – April 16, 2020 – Anworth Mortgage Asset Corporation (NYSE: ANH) (“Anworth”) announced today that it is changing the venue of its 2020 Annual Meeting of Stockholders to a strictly virtual meeting format that will be conducted live over the Internet, due to the emerging public health impact of the COVID-19 (coronavirus) pandemic and orders of relevant state and local governments, and in order to protect and support the health and well-being of our stockholders, directors, officers and employees, and the greater community.

As previously announced, the 2020 Annual Meeting will be held on Wednesday, May 20, 2020 at 10:00 a.m. PDT.  The timing and process for voting by proxy remains unchanged.  Holders of record of Anworth’s Common Stock at the close of business on the record date of March 11, 2020 can also register for, access, participate in, and vote at the virtual Annual Meeting by following the registration and meeting access instructions that are included in the updated Notice of Annual Meeting that we filed as additional proxy materials with the U.S. Securities and Exchange Commission on April 16, 2020, and that we will deliver to stockholders of record.  Stockholders attending the virtual Annual Meeting will have the same opportunities they have had at past in-person annual meetings to participate, ask questions, and provide feedback to our management team and the Board of Directors.  A representative of RSM US LLP, our independent registered public accounting firm, will also attend the virtual Annual Meeting and will be available to answer questions at that time.

Please see our Proxy Statement and updated Notice of Annual Meeting, available at https://materials.proxyvote.com/037347, and on the home page of our corporate website at http://www.anworth.com, for additional information regarding the virtual Annual Meeting.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”).  We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac.  We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings.  We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement.  Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services and activities relating to our assets and operations as may be appropriate.  Our common stock is traded on the New York Stock Exchange under the symbol “ANH”.  Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon our current expectations and speak only as of the date hereof.  Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and our Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Anworth Mortgage Asset Corporation
John T. Hillman, Director of Investor Relations
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com

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